EXHIBIT 99.1

BioCryst Appoints Helen Thackray, M.D., to Board of Directors

RESEARCH TRIANGLE PARK, N.C., Sept. 23, 2019 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (Nasdaq:BCRX) today announced that the company has appointed clinical rare disease expert, Helen Thackray, M.D., FAAP, to its board of directors.

Dr. Thackray currently serves as chief medical officer and senior vice president of clinical development at GlycoMimetics, Inc., a clinical-stage biotechnology company advancing a novel pipeline of orphan drug candidates to address unmet needs for patients.

She joined GlycoMimetics in 2006, and leads their orphan product, fast track, and breakthrough therapy programs at all stages of development in rare diseases.  Prior to joining GlycoMimetics, Dr. Thackray was vice president of clinical development at Biosynexus, and served for over a decade on the research ethics review board of the National Center for Healthcare Statistics, part of the Centers for Disease Control and Prevention (CDC).

She is a board-certified pediatrician, practicing and serving on the faculty of the Children’s National Medical Center and George Washington University School of Medicine and Health Sciences from 2000-2019.  Dr. Thackray has authored more than 60 peer-reviewed articles and presentations.

“Advocacy for patients, and for better therapeutic options for those with rare diseases, has been my central focus throughout my career.  With a deep pipeline of home-grown oral medicines for rare diseases, BioCryst is positioned to deliver dramatic improvements for patient care.  I am excited to join BioCryst as the company makes the transition from clinical to commercial with its first rare disease program,” Dr. Thackray said.

“As a physician and chief medical officer, Helen adds important, complementary and contemporary clinical rare disease experience to our board as BioCryst prepares to launch oral BCX7353 to patients next year, and advances our multiple clinical rare disease programs,” said Robert Ingram, chairman of BioCryst.

Dr. Thackray holds a Bachelor of Science degree in biological sciences from Stanford University, and an M.D. from the George Washington University School of Medicine and Health Sciences.  She completed her pediatric residency and chief residency at Children’s National Medical Center, trained in medical genetics at the National Human Genome Research Institute at the National Institutes of Health, and is a Fellow of the American Academy of Pediatrics (FAAP).

About BioCryst Pharmaceuticals

BioCryst discovers novel, oral small-molecule medicines that treat rare diseases in which significant unmet medical needs exist and an enzyme plays a key role in the biological pathway of the disease. BioCryst has several ongoing development programs including BCX7353, an oral treatment for hereditary angioedema; BCX9930, an oral Factor D inhibitor for the treatment of complement-mediated diseases; galidesivir, a potential treatment for Marburg virus disease and Yellow Fever, and a preclinical program to develop oral ALK-2 inhibitors for the treatment of fibrodysplasia ossificans progressiva. RAPIVAB® (peramivir injection), a viral neuraminidase inhibitor for the treatment of influenza, is BioCryst's first approved product and has received regulatory approval in the U.S., Canada, Australia, Japan, Taiwan, Korea and the European Union. Post-marketing commitments for RAPIVAB are ongoing. For more information, please visit the Company's website at www.BioCryst.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: that developing any HAE product candidate may take longer or may be more expensive than planned; that ongoing and future preclinical and clinical development of BCX9930, BCX9250 and our HAE drug candidates (including APeX-S,  APeX-J, and the BCX9930 Phase 1) may not have positive results; that BioCryst may not be able to enroll the required number of subjects in planned clinical trials of product candidates; that the company may not advance human clinical trials with product candidates as expected; that the FDA, EMA, PMDA or other applicable regulatory agency may require additional studies beyond the studies planned for product candidates, or may not provide regulatory clearances which may result in delay of planned clinical trials, or may impose a clinical hold with respect to such product candidate, or withhold market approval for product candidates; that actual financial results may not be consistent with expectations, including that 2019 operating expenses and cash usage may not be within management's expected ranges.  Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

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Contact:
John Bluth
+1 919 859 7910
jbluth@biocryst.com